As filed with the Securities and Exchange Commission on January 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2744449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vera Therapeutics, Inc.

8000 Marina Boulevard, Suite 120

Brisbane, California 94005

(650) 770-0077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marshall Fordyce, M.D.

President and Chief Executive Officer

8000 Marina Boulevard, Suite 120

Brisbane, California 94005

(650) 770-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet Kristin VanderPas Julia Boesch Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Sean Grant Chief Financial Officer 8000 Marina Boulevard, Suite 120 Brisbane, California 94005 (650) 770-0077

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-265408

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Vera Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-265408) (the “Prior Registration Statement”), which the Registrant filed with the Commission on June 3, 2022, and which the Commission declared effective on June 13, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed aggregate offering price of $9,500,018, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s Class A common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-265408) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on January 29, 2024.

VERA THERAPEUTICS, INC.

By:	/s/ Marshall Fordyce
Marshall Fordyce, M.D.
President and Chief Executive Officer

Signature	Title	Date
/s/ Marshall Fordyce	President, Chief Executive Officer and Director	January 29, 2024
Marshall Fordyce, M.D.	(Principal Executive Officer)

/s/ Sean Grant	Chief Financial Officer	January 29, 2024
Sean Grant	(Principal Financial Officer)

/s/ Joseph Young	Senior Vice President, Finance and Chief Accounting Officer	January 29, 2024
Joseph Young	(Principal Accounting Officer)

/s/ Michael Morrissey*	Chairperson of the Board	January 29, 2024
Michael Morrissey, Ph.D.

/s/ Andrew Cheng*	Director	January 29, 2024
Andrew Cheng, M.D., Ph.D.

/s/ Patrick Enright*	Director	January 29, 2024
Patrick Enright

/s/ Kimball Hall*	Director	January 29, 2024
Kimball Hall

/s/ Maha Katabi*	Director	January 29, 2024
Maha Katabi, Ph.D.

/s/ Scott Morrison*	Director	January 29, 2024
Scott Morrison

/s/ Beth Seidenberg*	Director	January 29, 2024
Beth Seidenberg, M.D.

*By:	/s/ Marshall Fordyce
Marshall Fordyce, M.D.
Attorney-in-fact